                                                                   Exhibit 23.1


The Board of Directors
Internet Capital Group, Inc.



We consent to the use of our report included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.


                                         KPMG LLP

Philadelphia, Pennsylvania
June 21, 1999